FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock High Yield
Bond Portfolio
2.	Issuer:    VWR International Inc. (rate-6.875%, due-4/15/12 )

3.	Date of Purchase:  4/07/04
4.	Underwriter from whom purchased:  Deutsche Bank
Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in
syndicate:
	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $1.625 million (total offering:  $200 million)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $5 million
8.	Purchase price (net of fees and expenses):  100.00
9.	Date offering commenced:  4/07/03
10.	Offering price at end of first day on which any sales
were made:  102.375
11.	Have the following conditions been satisfied:	Yes or No
a.	The securities are part of an issue
		registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.		YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	YES

	c.	The underwriting was a firm commitment
		underwriting.			YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period. YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).  YES

Approved: _(s)__Joshua Baumgarten_________________   Date: 4/07/04




FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock High Yield
Bond Portfolio
2.	Issuer:    VWR International Inc. (rate-8.000%, due-4/15/14 )
3.	Date of Purchase:  4/07/04
4.	Underwriter from whom purchased:  Deutsche Bank
Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $4.940 million (total offering:  $320 million)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $15 million
8.	Purchase price (net of fees and expenses):  100.00
9.	Date offering commenced:  4/07/03
10.	Offering price at end of first day on which any sales
were made:  103.563
11.	Have the following conditions been satisfied: 	Yes OR No
a.	The securities are part of an issue
		registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.				YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	YES

	c.	The underwriting was a firm commitment
		underwriting.			YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period. YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).  YES

Approved: _(s)__Joshua Baumgarten_______   Date: 4/07/04